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                                                                    EXHIBIT 5.01
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                      [LETTERHEAD OF FENWICK & WEST LLP]

                                February 9, 2001


Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by Exodus Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 28, 2000, the Amendment No. 1 thereto filed with the Commission on July 18, 2000 and the Post-Effective Amendment No. 1 filed with the Commission on January 23, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 25,269,180 shares of your Common Stock (the "Common Stock") issuable upon conversion of $575,000,000 aggregate principal amount of your 5 1/4% Convertible Subordinated Notes due February 15, 2008 (the "Notes"), which Notes are convertible into such Common Stock at a conversion rate of 43.9464 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in certain circumstances, and (ii) a total of 13,000,000 shares of your Common Stock, $0.001 par value (the "Shares").

     In rendering this opinion, we have examined the following:

     (1) the Certificate of Incorporation of the Company, as amended through June 6, 2000, and as certified by the Secretary of the State of Delaware on January 31, 2001;

     (2)  the Bylaws of the Company as amended on January 6, 1998;

     (3) the Company's registration statements on Form 8-A filed with the Commission on February 13, 1998 and January 29, 1999 and any amendments thereto;

     (4) the Company's 1999 Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein and any amendments thereto;

     (6) the prospectus prepared in connection with the Registration Statement and the prospectus supplements filed with the Commission on February 5, 2001 and February 6, 2001 (such prospectus and prospectus supplements being collectively referred to herein as the "Prospectus");
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Exodus Communication, Inc.
February 9, 2001
Page 2


     (7) the resolutions of the Company's Board of Directors adopted at meetings on June 20, 2000 and January 31, 2001 and the Company's Board of Director's Pricing Committee minutes from a meeting on February 5, 2001;

     (8) summary reports from the Company confirming the number of shares of the Company's capital stock outstanding as of February 7, 2001, the number of options, warrants and any other rights to acquire shares of the Company's capital stock outstanding as of February 7, 2001 and that no shares, options, warrants, conversion privileges or other rights are being issued or granted after February 7, 2001 through the dated hereof;

     (9) oral verification from the Company's transfer agent of the number of outstanding shares of the Company's common stock as of February 7, 2001;

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (11) the opinion of Orrick, Herrington & Sutcliffe LLP (the "Orrick Opinion") of even date herewith with respect to matters governed by the laws of the State of New York.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares, have been, or will be properly issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made to us by representatives of the Company. We have made no independent investigation or other attempt to verify the accuracy of any information set forth in such documents or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe
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that the opinion expressed herein is not accurate.

     In rendering this opinion, we have also assumed that, at the time of any issuance of any shares of Common Stock pursuant to the Registration Statement, the number of shares of Common Stock so issued will not exceed that number of shares of Common Stock obtained by subtracting from the number of shares of Common Stock then authorized under the Company's Certificate of Incorporation:
(a) the number of shares of Common Stock that are then issued and (b) the number of shares of Common Stock that are then reserved for issuance pursuant to the Company's then outstanding commitments or obligations.
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Exodus Communication, Inc.
February 9, 2001
Page 3


     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and, without reference to case law or secondary sources, the existing Delaware General Corporation Law which includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     In connection with our opinion expressed below, we have assumed that, if the number of shares issuable upon conversion of the Notes is adjusted in accordance with that certain Subordinated Indenture by and among the Company and HSBC Bank USA, as Trustee, ("HSBC") dated as of February 9, 2001, as supplemented by the Supplemental Subordinated Indenture between the Company and HSBC, as trustee, dated February 9, 2001 (the "Indenture"), any necessary increase in the number of shares of Common Stock authorized in the Company's Certificate of Incorporation will be made when and if required.

     Based upon the foregoing, it is our opinion that:

     (i) upon conversion of the Notes in accordance with their terms, the up to 25,269,180 shares of Common Stock that may be issued by the Company pursuant to the Registration Statement, when issued and sold in the manner referred to in the Indenture, the Registration Statement, the Prospectus will be validly issued, fully paid and nonassessable; and

     (ii) the Shares to be issued and sold by the Company, when issued, sold and delivered in the manner and for consideration stated in the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

     We also call the Company's attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and Prospectus constituting a part thereof. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations contemplated thereunder.
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Exodus Communication, Inc.
February 9, 2001
Page 4

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the purpose of the above sale of the Notes, the Common Stock and the Shares and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Fenwick & West LLP
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